AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Veoneer, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3714	82-3720890
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Klarabergsviadukten 70,

Section C6

Box 13089, SE-103 02

Stockholm, Sweden

+48 8 527 762 00

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company

1209 Orange Street

Wilmington, DE

(302) 658-7581

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Dennis O. Garris David A. Brown Alston & Bird LLP 950 F Street NW Washington, DC 20004 (202) 239 3463	Lars A. Sjöbring Executive Vice President, Legal Affairs, General Counsel and Secretary Veoneer, Inc. Klarabergsviadukten 70, Section C6 Box 13089, SE-103 02 Stockholm, Sweden +48 8 527 762 00	Sebastian R. Sperber Jorge U. Juantorena Cleary Gottlieb Steen & Hamilton LLP 2 London Wall Place London EC27 5AU, England +44 20 7614 2237

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-231607)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company	☐		Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common Stock, par value $1.00 per share	$80,500,000	$9,756.60

(1)

A portion of the common stock offered in this offering may be delivered to a depository, which will then issue Swedish Depository Receipts, or SDRs, representing our common stock, with each SDR representing one share of our common stock, to relevant non-U.S. person purchasers of our common stock that have requested receipt of SDRs. The number of SDRs that may be delivered will be limited due to Swedish legal restrictions.

(2)	Includes shares that the underwriters have the option to purchase from the Registrant.
(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The Registrant previously registered an offering of its common stock with a maximum aggregate offering price of $402,500,000 on Form S-1 (File No. 333-231607), for which a filing fee of $48,783 was previously paid upon the filing of such Registration Statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Veoneer, Inc. (the “Registrant”) is filing this registration statement on Form S-1MEF (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-231607) (the “Prior Registration Statement”), which the Registrant originally filed on May 20, 2019 and which the Commission declared effective on May 22, 2019.

The Registrant is filing this Registration Statement for the sole purpose of registering an additional $80,500,000 of shares of common stock. The additional amount of shares of common stock that are being registered for sale represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Legal Opinion of Alston & Bird

5.2	Legal Opinion of Vinge

23.1	Consent of Ernst & Young AB (Veoneer, Inc.)

23.2	Consent of Ernst & Young AB (Zenuity AB)

23.3	Consent of Alston & Bird (included in Exhibit 5.1)

23.4	Consent of Vinge (included in Exhibit 5.2)

24	Power of Attorney (incorporated by reference to the signature page of the Prior Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Sweden, on May 22, 2019.

VEONEER, INC.

By:	/s/ Mats Backman
Name:	Mats Backman
Title:	Chief Financial Officer and Executive Vice President of Financial Affairs

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jan Carlson Jan Carlson	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 22, 2019

/s/ Mats Backman Mats Backman	Chief Financial Officer and Executive Vice President of Financial Affairs (Principal Financial Officer and Principal Accounting Officer)	May 22, 2019

* Robert W. Alspaugh	Director	May 22, 2019

* Mary Louise Cummings	Director	May 22, 2019

* Mark Durcan	Director	May 22, 2019

* James M. Ringler	Director	May 22, 2019

* Kazuhiko Sakamoto	Director	May 22, 2019

* Jonas Synnergren	Director	May 22, 2019

* Wolfgang Ziebart	Director	May 22, 2019

*By: /s/ Mats Backman Mats Backman
Attorney-in-Fact